UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

Home Products International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17237	36-4147027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 West 47th Street, Chicago, IL	60632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(773) 890-1010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 and 8.01. Other Events and Regulation FD Disclosure.

On October 14, 2004, JRT Acquisition, Inc., a Delaware corporation (“JRT”), an entity formed by James R. Tennant, the Company’s Chairman and Chief Executive Officer, submitted to Home Products International, Inc. (the “Company”) a written proposal (the “JRT Proposal”) to increase the per share merger consideration payable pursuant to the Agreement and Plan of Merger, dated June 2, 2004, by and between the Company and JRT, as amended by that certain First Amendment to Agreement and Plan of Merger, dated October 11, 2004 (the “JRT Merger Agreement”). Specifically, JRT offered to increase the per share merger consideration from $1.50 per share in cash without interest to $1.80 per share in cash without interest. The JRT Proposal expires upon the earlier of (1) October 20, 2004 and (2) the date upon which the Company enters into a definitive agreement with Triyar Capital, LLC (“Triyar”), Joseph Gantz and Equity Group Investments, LLC (“EGI,” and together with Triyar and Mr. Gantz, the “Investors”) pursuant to the Investors’ written proposal, dated September 23, 2004 (the “September 23 Proposal”), as amended, to acquire all of the Company’s outstanding common stock for $1.75 per share in cash without interest.

On October 15, 2004, the Investors submitted to the Company a revised proposal letter (the “Investors’ Proposal”), which supercedes, in its entirety, the September 23 Proposal. Pursuant to the Investors’ Proposal, Newco, a company to be formed by the Investors, would offer to acquire all of the Company’s outstanding common stock through a tender offer, subject to a minimum tender of 70% of all of the outstanding shares, for $2.25 per share in cash. Mr. Gantz is a former member of the Board of Directors of the Company and EGI is currently a stockholder of the Company. EGI has stated that it is willing to roll-over its existing shares of common stock as well as invest additional equity capital alongside Triyar and Mr. Gantz. EGI has also stated that it will vote its shares against the JRT Merger Agreement.

The foregoing description of the Investors’ Proposal does not purport to be complete and is qualified in its entirety by reference to the Investors’ Proposal, a copy of which is attached hereto as Exhibit 99.1.

The Company notes that the Investors’ Proposal is subject to various conditions and cautions that there cannot be any assurance that further negotiations with the Investors will result in a completed transaction and that the terms and conditions of any such transaction may differ materially from the terms and conditions of the Investors’ Proposal

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	Proposal Letter, dated October 15, 2004, from Triyar Capital, LLC, Joseph Gantz and Equity Group Investments, LLC to Home Products International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2004

HOME PRODUCTS INTERNATIONAL, INC.

By:	/s/ James E. Winslow
James E. Winslow
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Proposal Letter, dated October 15, 2004, from Triyar Capital, LLC, Joe Gantz, and Equity Group Investments, LLC to Home Products International, Inc.